Exhibit 99.1 Press Release


CONTACT:
Francis J. Evanitsky, President and CEO
Juniata Valley Financial Corp.
717-436-8211

FOR IMMEDIATE RELEASE

           JUNIATA VALLEY FINANCIAL CORP. RECEIVES NOTICE OF POTENTIAL REMOVAL FROM OTC BULLETIN BOARD DUE TO LACK OF AUDITOR OPINION ON INTERNAL CONTROL OVER FINANCIAL REPORTING UNDER SECTION 404
                               OF SARBANES OXLEY

MIFFLINTOWN, PA, MAY 25, 2005 -- Juniata Valley Financial Corp., which has traded on the OTC Bulletin Board for the last __ several years under the symbol "JUVF," has received oral notice from NASDAQ that Juniata Valley is not in compliance with the eligibility rules for quotation on the OTC Bulletin Board Service. NASDAQ gave the notice after Juniata Valley filed an amendment to its annual report on Form 10-K containing a report by Juniata Valley's independent auditor in which the auditor disclaimed an opinion on the company's internal control over financial reporting. Unless Juniata Valley requests a hearing, its eligibility for quotation on the OTC Bulletin Board will end on June 3, 2005. Juniata Valley will decide prior to June 3, 2005, after consultation with its counsel, whether to request such a hearing. Until this issue is resolved, the letter "E" will be added to Juniata Valley's ticker symbol, thereby changing its symbol to "JUVFE".

The eligibility rules for quotation on the OTC Bulletin Board require Juniata Valley to be current in the reports that it files with the Securities and Exchange Commission. NASDAQ contends that Juniata Valley has not complied with this requirement, because Juniata Valley's annual report on Form 10-K for the year ended December 31, 2004 contained a report from its auditor which disclaimed an opinion on management's assessment and on the effectiveness of Juniata Valley's internal control over financial reporting. The auditor's report stated that the auditor is unable to express an opinion, for the reason that Juniata Valley did not realize before December 31, 2004 that it was an accelerated filer under applicable SEC rules. The auditor also noted, however, that it had given an unqualified opinion as to Juniata Valley's financial statements for the year ended December 31, 2004.

Juniata Valley believes that certain SEC rules contemplate the inclusion of a "disclaimed opinion" in a 10-K and, as a result, that its 10-K complied with SEC rules and should be considered by NASDAQ and the SEC to have been filed timely. Juniata Valley may file an appeal with NASDAQ and will work with its independent auditor to resolve this issue. However, it is possible that Juniata Valley will lose its eligibility to be quoted on the OTC Bulletin Board for an indeterminate period of time. Out of an abundance of caution, Juniata Valley indicated on the cover page of its quarterly report on Form 10-Q, filed on May 10, 2005, that it had not filed all reports required by the Securities Exchange Act, solely due to the position that NASDAQ and the SEC have taken so far on the effect of including a "disclaimed opinion" in a 10-K. The company anticipates that this issue will be reviewed further by NASDAQ and the SEC, not only with respect to Juniata Valley, but also as to other companies in a similar position.

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Juniata Valley is working with its auditor and the Securities and Exchange
Commission to resolve this issue. Additionally, the company is taking steps to correct deficiencies in its disclosure controls and material weaknesses in internal control over financial reporting that Juniata Valley identified in its 10-K, so that shareholders can continue to have confidence in the company's financial statements. Juniata Valley remains committed as a locally managed community bank to providing superior service to its bank customers.

*This document contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Juniata Valley's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Juniata Valley undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.